Exhibit 23.3

4 April 2018

China National Offshore Oil Corporation Limited

No. 25, Chaoyangmenbei Daijie

Dongcheng District

Beijing 100010,

P.R. China

Dear Sir,

Consent of Gaffney, Cline & Associates

As independent reserves advisors of CNOOC Limited (CNOOC), Gaffney, Cline & Associates (GCA) hereby confirms that it has granted and not withdrawn its consent to the references to GCA under the caption “Experts” in the Registration Statement on Form F-3 and related Prospectus Supplement of CNOOC Limited for the registration of debt securities and guarantees and to the incorporation by reference therein of our reports entitled “Independent Letter – The Missan Oil Fields In Eastern Iraq Estimated Proved Reserves and Financial Data, Based on SEC Rules as of 31 December 2017” and “Independent Letter – The Greater Angostura Fields Block 2C, Trinidad & Tobago Estimated Proved Reserves and Financial Data, Based on SEC Rules as of 31 December 2017” as of March 2018 included on Form 20-F of CNOOC’s Annual Report for the year ended December 31, 2017, filed with the Securities and Exchange Commission.

Yours faithfully,

Gaffney, Cline & Associates (Consultants) Pte Ltd

/s/ Stephen M. Lane
Stephen M. Lane,
Technical Director